UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of Principal Executive Offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On June 28, 2011, the Board of Directors of Tornier N.V. appointed David H. Mowry as Chief Operating Officer of Tornier effective as of July 20, 2011.  As Chief Operating Officer, Mr. Mowry will be responsible for research and development, clinical and regulatory and supply chain activities.

Mr. Mowry, age 48, is joining Tornier from Covidien plc, a global provider of healthcare products, where Mr. Mowry served as President of its Global Neurovascular Division since July 2010.  From January 2010 to July 2010, Mr. Mowry served as Senior Vice President and President, Worldwide Neurovascular of ev3 Inc., a global endovascular device company acquired by Covidien in July 2010.  From August 2007 to January 2010, Mr. Mowry served as Senior Vice President of Worldwide Operations of ev3. Prior to such position, Mr. Mowry was Vice President of Operations for ev3 Neurovascular from November 2006 to October 2007. Before joining ev3, Mr. Mowry served as Vice President of Operations and Logistics at the Zimmer Spine division of Zimmer Holdings Inc., a reconstructive and spinal implants, trauma and related orthopaedic surgical products company, from February 2002 to November 2006.  Prior to Zimmer, Mr. Mowry was the President and Chief Operating Officer of HeartStent Corp., a medical device company. Mr. Mowry is a graduate of the United States Military Academy in West Point, New York with a degree in Engineering and Mathematics.

In connection with his appointment as Chief Operating Officer, it is anticipated that Mr. Mowry and Tornier’s U.S. operating subsidiary, Tornier, Inc., will enter into an employment agreement, in substantially the form of agreement between Tornier and its other executive officers, other than differences in base salary, target annual bonus percentages and severance.  The employment agreement will have a specified term of three years, subject to automatic renewal for one-year terms unless either Tornier or Mr. Mowry provides 60 days’ advance notice of Tornier’s or Mr. Mowry’s desire not to renew the agreement.  Under the agreement, Mr. Mowry will be entitled to an annual base salary of U.S. $325,000, subject to increase but not decrease, eligible to receive an annual bonus with a target bonus equal to 50% of his annual base salary, and entitled to participate in the employee benefit plans and arrangements that Tornier generally maintains for its senior executives.  In addition, it is anticipated that in connection with his appointment as Chief Operating Officer, Mr. Mowry will be granted an option to purchase 48,490 Tornier ordinary shares and a stock grant in the form of a restricted stock unit representing 18,480 Tornier ordinary shares under the Tornier N.V. 2010 Incentive Plan.  These grants will be effective as of the third trading day following the date of release to the public of Tornier’s financial results for the second fiscal quarter, which grant date is currently expected to be August 12, 2011; provided, however, that if such grant date is impermissible under applicable Dutch law, then such grant date will be the first date on which such grants can occur under applicable Dutch law.  The option and stock grant will vest in accordance with Tornier’s four-year standard vesting for such awards.  Mr. Mowry’s compensation also will include a monthly housing stipend of U.S. $3,000 for 24 months and reimbursement of certain moving and travel costs to assist Mr. Mowry in his relocation to the Minneapolis/St. Paul area.

Under the terms of the employment agreement, if Mr. Mowry’s employment is terminated by Tornier without “cause” (as such term is defined in the agreement), Mr. Mowry will be entitled to base salary and health and welfare benefit continuation for 12 months following termination, and, in the event his employment is terminated by Tornier without cause due to non-renewal of the agreement, Mr. Mowry also will be entitled to a payment equal to his pro-rata annual bonus for the year of termination.  In the event Mr. Mowry’s employment is terminated by Tornier without cause or by Mr. Mowry for “good reason” (as such term is defined in the agreement) within 12 months following a “change in control” (as such term is defined in the agreement) of Tornier, Mr. Mowry will be entitled to receive a lump-sum payment equal to his base salary plus target bonus for the year of termination, health and welfare benefit continuation for 12 months following termination and accelerated vesting of all unvested options and stock grants.  The employment agreement also will contain covenants intended to protect against the disclosure of confidential information during and following Mr. Mowry’s employment, as well as restrictions on engaging in competition with Tornier or otherwise interfering with Tornier’s business relationships, which extend through the first anniversary of Mr. Mowry’s termination of employment for any reason.

It is anticipated that Tornier and Mr. Mowry also will enter into an indemnification agreement that is substantially in the form entered into between Tornier and its other executive officers.  The indemnification agreement, which will be governed by the laws of the State of Delaware (USA), will provide, among other things, for indemnification to the fullest extent permitted by law and Tornier’s articles of association against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by Mr. Mowry or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.  Tornier will be obligated to pay these amounts only if Mr. Mowry acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Tornier, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.  The indemnification agreement will provide that Mr. Mowry will not be indemnified and advanced expenses (i) with respect to an action, suit or proceeding initiated by Mr. Mowry unless so authorized by Tornier’s Board of directors or (ii) with respect to any action, suit or proceeding instituted by Mr. Mowry to enforce or interpret the indemnification agreement unless Mr. Mowry is successful in establishing a right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding determines that, despite Mr. Mowry’s failure to establish the right to indemnification, he is entitled to indemnity for such expenses.  The indemnification agreement also will set forth procedures that will apply in the event of a claim for indemnification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary